UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway Fairfax, Virginia		22031-1207
(Address of principal executive offices)		(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced in a press release issued by Kaiser Group Holdings, Inc. (the “Company”) on October 13, 2005, Kaiser-Hill Company, LLC (“Kaiser-Hill”), of which the Company owns a 50% interest, successfully completed the physical work to clean up and close the Rocky Flats site, near Denver, Colorado, pursuant to the terms of an agreement with the U.S. Department of Energy (“DOE”).  The Company has been informed that Kaiser-Hill has declared, and the DOE has affirmed, physical completion of the closure of the Rocky Flats site.  Kaiser-Hill has received from the DOE a payment representing substantially all remaining amounts due to Kaiser-Hill under the terms and conditions of the agreement.

As a result of this payment, on March 1, 2006, the Company received an $80.0 million cash distribution (representing its 50% share) from Kaiser-Hill.  The Company expects to receive further distributions in the future as described below.

Kaiser-Hill may receive up to an additional $5.0 million from the DOE, which was withheld from this last fee payment for possible contract contingencies.  The Company expects that this $5.0 million will be released by DOE during the first half of 2006.  The Company expects to receive its 50% share of any distribution of such funds by Kaiser-Hill.

Kaiser-Hill has withheld $17.3 million in cash from distribution until administrative issues associated with certain Kaiser-Hill employee pension and post-retirement benefits, as well as further administrative contract closeout issues, are clarified with the DOE.  The Company expects to receive its 50% share of any distribution of such funds by Kaiser-Hill.

A substantial portion of the $80.0 million distribution received from Kaiser-Hill has previously been reported in the Company’s investment in Kaiser-Hill as reflected in the Company’s consolidated balance sheet as of September 30, 2005.

This Current Report on Form 8-K contains, and our other periodic filings with the Securities and Exchange Commission and written or oral statements made by our officers and directors to the press, potential investors, securities analysts and others may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not historical facts, but rather are predictions, and generally can be identified by use of statements that include terms such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as our intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures and cost-cutting measures are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, including those described below, the forward-looking events might or might not occur.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Douglas W. McMinn
Douglas W. McMinn
President and Chief Executive Officer
Date: March 1, 2006